UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Hines Global REIT II, Inc. (the “Company”), Hines Global REIT II Advisors LP (the “Advisor”), Hines Securities, Inc. (the “Dealer Manager,” and collectively, the “Hines Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”) previously entered into a selected dealer agreement (the “Selected Dealer Agreement”), dated as of December 31, 2014, as amended by the Amendment to Selected Dealer Agreement dated February 27, 2015, Amendment No. 2 to Selected Dealer Agreement dated September 3, 2015 and Amendment No. 3 to Selected Dealer Agreement, effective as of April 11, 2016, pursuant to which Ameriprise agreed to act as a participating broker dealer and offer and sell on a best efforts basis shares of the Company’s common stock pursuant to the Company’s initial public offering.

Ameriprise has informed the Hines Entities that it intends to migrate its cost reimbursement-related operations to one of its affiliates, American Enterprise Investment Services Inc. (“AEIS”), starting on January 1, 2017 (the “Effective Date”). After the Effective Date, the services currently provided by Ameriprise will be bifurcated such that Ameriprise will continue to offer and sell shares of the Company’s common stock and receive the associated selling commissions and distribution and stockholder servicing fees, and AEIS will perform certain broker dealer services including, but not limited to, distribution, marketing, administration and stockholder servicing support (the “Cost Reimbursement Services”), which were previously performed by Ameriprise under the Selected Dealer Agreement. Cost Reimbursement Services performed by AEIS will further include product due diligence, training and education, and other support-related functions. As a result of this bifurcation, commencing on the Effective Date, AEIS will be entitled to receive the marketing fees and expense reimbursements to which Ameriprise previously was entitled under the Selected Dealer Agreement. The services provided by and the amount of selling commissions, distribution and stockholder servicing fees, marketing fees and potential expense reimbursements payable to Ameriprise and its affiliates will not change as a result of this bifurcation.

In order to effect this bifurcation, on December 8, 2016, the Hines Entities and Ameriprise entered into Amendment No. 4 to Selected Dealer Agreement (the “Amendment to the Ameriprise SDA”) and the Hines Entities and AEIS entered into a cost reimbursement agreement (the “Cost Reimbursement Agreement”).

In addition to the terms described above, the Cost Reimbursement Agreement provides that the Hines Entities, including the Company, jointly and severally, will indemnify AEIS and each other person, if any who controls AEIS within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), and any of their respective officers, directors, employees and agents, to the same extent and on the same terms and conditions that each of the Hines Entities is required, pursuant to Section 8(a) of the Selected Dealer Agreement, to indemnify Ameriprise and each other person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents.

The foregoing descriptions of the Amendment to the Ameriprise SDA and the Cost Reimbursement Agreement do not purport to be complete in scope and are qualified in their entirety by the full text of the Amendment to the Ameriprise SDA and the Cost Reimbursement Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1
Amendment No. 4 to Selected Dealer Agreement, dated as of December 8, 2016, by and among Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and Ameriprise Financial Services, Inc.

10.2
Cost Reimbursement Agreement, dated as of December 8, 2016 and effective as of January 1, 2017, by and among Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and American Enterprise Investment Services Inc.

Forward-Looking Statement

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning the sale of shares by Ameriprise and the provision of Cost Reimbursement Services by AEIS) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with Ameriprise’s ability to sell the shares, risks associated with AEIS’s ability to provide Cost Reimbursement Services, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

December 14, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 4 to Selected Dealer Agreement, dated as of December 8, 2016, by and among Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and Ameriprise Financial Services, Inc.

10.2
Cost Reimbursement Agreement, dated as of December 8, 2016 and effective as of January 1, 2017, by and among Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and American Enterprise Investment Services Inc.